UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 4, 2010

Aastrom Biosciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan		48106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(734) 930-5555

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On June 4, 2010, the Board of Directors (the "Board") of Aastrom Biosciences, Inc. (the "Company") appointed Scott C. Durbin as the Company’s Chief Financial Officer and Treasurer effective upon the execution of an Employment Agreement between the Company and Mr. Durbin (the "Employment Agreement"). Mr. Durbin, who is 41 years old, is a co-founder of Prescient Medical, Inc., a privately-held medical device company ("Prescient"). Prior to joining the Company, Mr. Durbin served as Prescient’s Chief Financial Officer since 2004 and as its Chief Operating Officer since 2009. Before joining Prescient, Mr. Durbin was a corporate development consultant for Scios Inc., a wholly-owned subsidiary of Johnson & Johnson focused on developing novel cardiovascular drugs. He also served as a financial consultant to Alteon Inc., a privately-held company focused on the development of novel therapeutics for heart disease. Prior to consulting, Mr. Durbin was an investment banker with Lehman Brothers, Inc.

There is no arrangement or understanding pursuant to which Mr. Durbin was appointed to such offices at the Company and there are no family relationships between Mr. Durbin and the directors or executive officers of the Company or any person nominated or chosen by the Company to become a director or executive officer of the Company. Since the beginning of the Company’s last fiscal year, Mr. Durbin has not participated and is not participating in any transactions in amounts greater than $120,000 with (i) the Company, (ii) any of the Company’s directors or executive officers, (iii) any security holder who is known to the Company to own of record or beneficially own more than five percent of any class of the Company’s voting securities, or (iv) any member of the immediate family of any of the foregoing, nor is there contemplation of any such transactions.

A copy of the press release issued by the Company on June 8, 2010 announcing the appointment of Mr. Durbin is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Employment Agreement

On June 7, 2010, Mr. Durbin and the Company entered into the Employment Agreement. The Employment Agreement provides that Mr. Durbin will receive an initial annual base salary of $275,000 and his base salary shall be redetermined annually by the Company’s Chief Executive Officer (the "CEO") in consultation with the Compensation Committee of the Board (the "Committee"). Under the Employment Agreement, Mr. Durbin will also be eligible to receive cash incentive compensation as determined by the CEO in consultation with the Committee from time to time. Mr. Durbin’s target annual incentive compensation shall be 35% of his then-current base salary.

In accordance with the Employment Agreement and as approved by the Board, Mr. Durbin was granted an initial stock option to purchase 275,000 shares of the Company’s common stock at an exercise price of $1.44 (the "Initial Option"). All 275,000 shares will be subject to time vesting with 25% (i.e., 68,750) of the shares vesting on the first anniversary of the date of the Employment Agreement and the remaining shares vesting monthly in equal tranches over the following 36 months. Subject to approval by the Board, Mr. Durbin will be eligible to receive an additional option grant to purchase 80,000 shares of the Company’s common stock based on Mr. Durbin’s performance during the twelve month period following the date of the Employment Agreement as determined by the Board in its discretion and at an exercise price equal to the fair market value of the Company’s common stock on the effective date of grant (the "Subsequent Option"). The Initial Option and the Subsequent Option shall be subject to the terms and conditions of the Company’s 2009 Omnibus Incentive Plan and form of stock option agreement.

In the event of his termination by the Company without Cause or by Mr. Durbin for Good Reason (as such terms are defined in the Employment Agreement), and subject to Mr. Durbin’s signing a general release of claims, the Company shall pay Mr. Durbin an amount equal to nine months of his then-current base salary in nine substantially equal monthly installments. Additionally, all stock options and other stock-based awards which would have vested had Mr. Durbin remained employed for an additional nine months following the date of termination shall become exercisable as of the date of termination. Mr. Durbin would also be entitled to continued participation in the Company’s group health, dental and vision programs for nine months following the date of termination.

In the event of his termination by the Company without Cause or by Mr. Durbin for Good Reason within twelve months following a Change in Control (as such term is defined in the Employment Agreement), and subject to Mr. Durbin’s signing a general release of claims, the Company shall pay to Mr. Durbin a lump-sum cash payment in an amount equal to twelve months of his then-current base salary (or his base salary in effect immediately prior to the Change in Control, if higher). Additionally and notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, all stock options and other stock-based awards held by Mr. Durbin shall immediately accelerate and become exercisable as of the termination date. Mr. Durbin would also be entitled to continued participation in the Company’s group health, dental and vision programs for twelve months following the date of termination.

If any payments to Mr. Durbin, calculated in a manner consistent with Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") would be subject to the excise tax imposed by Section 4999 of the Code, he will receive either the entire benefit or reduced payments, which alternative will be determined by a nationally recognized accounting firm selected by the Company.

In addition, during his employment and after termination of the Employment Agreement, Mr. Durbin has agreed to keep the Company’s confidential information in confidence and trust and has agreed not to use or disclose such confidential information without the Company’s written consent except as necessary in the ordinary course of performing his duties to the Company. During the term of the Employment Agreement and for a period of twelve months thereafter Mr. Durbin also agrees not to compete with the Company and not to solicit employees, customers or suppliers of the Company.

The Employment Agreement contains other customary terms and conditions. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Employment Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

CEO Bonus Award

Also on June 4, 2010, the non-employee members of the Board, in consultation with the Committee, reviewed the Company’s and the CEO’s performance and, based on the achievement of goals for the CEO and the Company set by the Committee, approved a cash performance bonus for the Company’s CEO in the amount of $120,000.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Employment Agreement, dated June 7 2010, between Aastrom Biosciences, Inc. and Scott Durbin.

99.1 Press Release dated June 8, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

June 8, 2010	By:	/s/ Timothy Mayleben

Name: Timothy Mayleben
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated June 7 2010, between Aastrom Biosciences, Inc. and Scott Durbin.
99.1	Press Release dated June 8, 2010.